Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of October 22, 2010, among Quality Distribution, Inc., a Florida corporation (“Holdings”), Quality Distribution, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto, Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as Administrative Agent for the Lenders, and General Electric Capital Corporation (“GECC”), as Collateral Agent for the Lenders. Unless otherwise defined herein, all capitalized terms used herein and defined in the Existing Credit Agreement referred to below are used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Holdings, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent are party to that certain Credit Agreement, dated as of December 18, 2007 (as amended, modified, amended and restated and/or supplemented, the “Existing Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that the Note Co-Issuers intend to issue up to $275,000,000 of 2010 Senior Secured Notes (as defined below) to, inter alia, refinance certain existing Indebtedness of the Borrower and its Subsidiaries;

WHEREAS, pursuant to the terms and subject to the conditions set forth below, the parties hereto wish to amend certain provisions of the Existing Credit Agreement to permit the issuance of the 2010 Senior Secured Notes (as defined below), as provided herein; and

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows:

A.	Amendments to the Existing Credit Agreement

1. The definition of “Change of Control” contained in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the text “the 2010 Senior Secured Notes Indenture,” immediately prior to the text “the New Senior Notes Indenture” appearing in clause (a)(iii) thereof.

2. The definition of “Permitted Encumbrance” contained in Section 1.01 of the Existing Credit Agreement is hereby restated in its entirety as follows:

“Permitted Encumbrance” shall mean (x) Liens permitted pursuant to Section 6.02(d), (e), (k), (r) and (aa), in each case, to the extent such Liens arise by operation of law and are not created, granted or incurred with the consent of any Loan Party, (y) Liens permitted pursuant to Section 6.02(b) and (cc) and (z) Liens permitted pursuant to Section 6.02(v) and securing the 2010 Senior Secured Notes.

3. The definition of “Unrestricted Subsidiary” contained in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the text “the 2010 Senior Secured Notes Indenture,” immediately prior to the text “the New Senior Notes Indenture” appearing in clause (c) of the first proviso thereof.

4. Section 1.01 of the Existing Credit Agreement is hereby further amended by inserting the following new definitions in their appropriate alphabetical order in said Section:

“2010 Senior Secured Notes” shall mean those certain Second-Priority Senior Secured Notes due 2018 issued by the Note Co-Issuers at any time following the First Amendment Effective Date, in an aggregate principal amount not to exceed $275,000,000 (together with any “tack-on” or “follow-on” notes, whether or not issued under the same indenture).

“2010 Senior Secured Notes Indenture” shall mean the Indenture under which the 2010 Senior Secured Notes are issued, among the Note Co-Issuers and certain of the Subsidiaries party thereto and the trustee named therein from time to time (together with any indenture governing any “tack-on” or “follow-on” notes issued under a separate indenture), as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“First Amendment” shall mean the First Amendment to this Agreement, dated as of October 22, 2010.

“First Amendment Effective Date” shall have the meaning provided in the First Amendment.

5. Section 6.01(r) of the Existing Credit Agreement is hereby restated in its entirety as follows:

“(r) (i) Indebtedness of the Note Co-Issuers pursuant to the 2010 Senior Secured Notes so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) other Indebtedness incurred by the Borrower or any Subsidiary Loan Party so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Total Net Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 3.75 to 1.00 and (iii) Permitted Refinancing Indebtedness in respect of preceding clauses (i) and (ii);”.

6. Section 6.02(v) of the Existing Credit Agreement is hereby restated in its entirety as follows:

“(v) (i) Liens securing the 2010 Senior Secured Notes and Permitted Refinancing Indebtedness in respect thereof so long as at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) other Liens so long as, after giving effect to any such Lien and the incurrence of any Indebtedness incurred at the time such Lien is created, incurred or permitted to exist, the Total Net Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 3.75 to 1.00 and at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided that, in the case of preceding clauses (i) and (ii), any such Lien on the Collateral (x) shall be junior to the Liens in favor of the Lenders and (y) shall be on terms (including intercreditor arrangements) which are customary and reasonably satisfactory to the Revolving Facilities Agents;”.

7. Section 6.09(c) of the Existing Credit Agreement is hereby amended by inserting the text “the 2010 Senior Secured Notes,” immediately prior to the text “the Existing Senior Notes” appearing in clause (B) thereof.

B.	Miscellaneous Provisions

1. In order to induce the Lenders to enter into this Amendment, each of Holdings and the Borrower hereby represents and warrants that:

(a) no Default or Event of Default exists as of the First Amendment Effective Date, both before and immediately after giving effect to this Amendment; and

(b) all of the representations and warranties contained in the Existing Credit Agreement and the other Loan Documents are true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date or for a given period shall be true and correct in all material respects as of such specified date or such given period, as the case may be).

2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Existing Credit Agreement or any other Loan Document.

3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Amendment shall become effective as of the date hereof (the “First Amendment Effective Date”); provided that each of the following conditions shall have been satisfied:

(a) Holdings, the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent;

(b) the Administrative Agent shall have received such corporate documents, certificates and resolutions as the Administrative Agent may reasonably request; and

(c) each Lender which executes and delivers to the Administrative Agent (or its designee) a counterpart hereof by 5:00 P.M. (New York City time) on October 22, 2010, shall have received from the Borrower a non-refundable cash fee (the “Amendment Fee”) in Dollars in an amount equal to 10 basis points (i.e., 0.10%) of an amount equal to the sum of (x) the aggregate principal amount of all Current Asset Revolving Facility Loans and Fixed Asset Revolving Facility Loans of such Lender outstanding on the First Amendment Effective Date plus (y) the total amount of all Commitments of such Lender as in effect on the First Amendment Effective Date. The Amendment Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter.

6. From and after the First Amendment Effective Date, all references in the Existing Credit Agreement and each of the other Loan Documents to the Existing Credit Agreement shall be deemed to be references to the Existing Credit Agreement as modified hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

QUALITY DISTRIBUTION, INC.

By	/s/ Robin Cohan
Name: Robin Cohan
Title: VP Corporate Controller and Treasurer

QUALITY DISTRIBUTION, LLC

By	/s/ Robin Cohan
Name: Robin Cohan
Title: VP Corporate Controller and Treasurer

[Signature Page to the First Amendment to the Credit Agreement]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent

By	/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Collateral Agent

By	/s/ Jun Young
Name: Jun Young
Title: Duly Authorized Signatory

[Signature Page to the First Amendment to the Credit Agreement]

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF OCTOBER 22, 2010, TO THE CREDIT AGREEMENT, DATED AS OF DECEMBER 18, 2007, AMONG QUALITY DISTRIBUTION, INC., QUALITY DISTRIBUTION, LLC, THE VARIOUS LENDERS PARTY THERETO AND CREDIT SUISSE, CAYMAN ISLANDS BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

By:
Name:
Title:

[Signature Page to the First Amendment to the Credit Agreement]